EX-23.1 6 exhibit23-1.htm AUDIT OPINION

[Letterhead of Kingery & Crouse]

EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Neogenomics, Inc.

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form S-1 of our report dated April 14, 2008, on the consolidated financial statements of Neogenomics, Inc. as of and for the years ended December 31, 2007 and 2006 and for the three months ended March 31, 2008 and 2007, which appear in such prospectus.

/s/ Kingery & Crouse

Kingery & Crouse, P.A.
Tampa, Florida

June 2, 2008

/